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                                                                Exhibit 99(c)(6)

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                  BREAK-UP FEE ANALYSIS
                  ($ IN MILLIONS)

ACQUIROR /                             EQUITY        ENTERPRISE      MAX/EQUITY
 TARGET                ANNOUNCED        VALUE          VALUE           VALUE                         COMMENTS
----------             ---------       -------       ----------      ----------     -----------------------------------------------
KKR /                  4/20/2004       $ 3,581        $ 4,282          2.8%         -  $100 million termination fee
   PANAMSAT                                                                            - Failure to consummate by December 15, 2004
                                                                                         (with alternative proposal within
                                                                                         12 months)
                                                                                       - Failure to receive stockholder approval
                                                                                         (with alternative proposal within
                                                                                         12 months)
                                                                                       - Superior proposal

Leonard Green /        3/29/2004       $   905        $ 1,186          3.3%         -  $26.5 million termination fee and up
   HOLLYWOOD                                                                           to $3 million in fees and expenses
                                                                                       - Termination for superior proposal
                                                                                    -  Up to $3 million in fees and expenses
                                                                                       - Material breach by Hollywood
                                                                                       - Company Board withdraws recommendation
                                                                                       - Material adverse effect
                                                                                       - Failure to receive stockholder approval

Welsh Carson /         3/22/2004       $ 1,302        $ 1,139          1.0%         -  $12 million termination fee and up
   US ONCOLOGY                                                                         to $1 million in out-of-pocket expenses:
                                                                                       - Material breach by US Oncology
                                                                                       - Company Board withdraws recommendation
                                                                                       - Superior proposal
                                                                                       - Either party terminates after
                                                                                         August 31, 2004
                                                                                       - Failure to receive stockholder approval

LAZARD

1
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[AMC LOGO]

                  BREAK-UP FEE ANALYSIS (cont'd)
                  ($ IN MILLIONS)

ACQUIROR /                             EQUITY        ENTERPRISE      MAX/EQUITY
 TARGET                ANNOUNCED        VALUE          VALUE           VALUE                         COMMENTS
---------              ---------       -------       ----------      ----------     -----------------------------------------------
Blackstone /           3/5/2004        $ 2,072        $ 2,066          2.4%         -  Up to $10 million in fees and expenses
   EXTENDED STAY                                                                       - Material breach by Extended Stay America
                                                                                       - Failure to receive stockholder approval
                                                                                    -  $50 million termination fee (expenses
                                                                                       credited against) from Extended Stay to
                                                                                       Blackstone
                                                                                       - Material breach and alternative proposal
                                                                                         announced
                                                                                       - Failure to approve and alternative
                                                                                         proposal announced
                                                                                    -  $50 million from Blackstone to Extended Stay
                                                                                       - Material breach by Blackstone
                                                                                       - Failure to complete by August 31, 2004,
                                                                                         so long as failure to complete the merger
                                                                                         is not the result of the failure of the
                                                                                         Company to comply with the terms of the
                                                                                         merger agreement and in absence of a
                                                                                         market material adverse condition.

Investor Group /       2/12/2004       $   378        $   482     4.0% + REASONABLE -  $15 million termination fee and payment of
   PLAINS RESOURCES                                                      FEES          reasonable fees and expenses
                                                                                       - Superior proposal
                                                                                       - Termination followed by alternative
                                                                                         proposal within 15 months
                                                                                    -  Payment of reasonable fees and expenses
                                                                                       - Material breach by Plains Resources
                                                                                       - Failure to close merger by August 31, 2004

Rex Corner Holdings /  12/23/2003      $   417        $   449          2.9%         -  $10 million termination fee and up to
   DUANE READE                                                                         $2 million of expenses
                                                                                       - Termination for superior proposal

LAZARD

2
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[AMC LOGO]

                  BREAK-UP FEE ANALYSIS (cont'd)
                  ($ IN MILLIONS)

ACQUIROR /                             EQUITY        ENTERPRISE      MAX/EQUITY
 TARGET                ANNOUNCED        VALUE          VALUE           VALUE                         COMMENTS
---------              ---------       -------       ----------      ----------     -----------------------------------------------
Saguaro Utility Group  11/21/2003      $   873        $ 2,875          2.9%         -  $7 million termination expenses
   / UNISOURCE ENERGY                                                                  - Arizona Corporation Commission approval
                                                                                         not received
                                                                                    -  $15 million termination fee plus up
                                                                                       to $10 million in expenses
                                                                                       - Superior proposal
                                                                                    -  $10 million termination expenses
                                                                                       (plus $15m if alternative proposal arises)
                                                                                       - Material breach by UniSource

Green Equity Investors 10/6/2003       $   402        $   424          3.6%         -  $12.5 million termination fee
   / FTD INC.                                                                          - Termination for superior proposal
                                                                                    -  Up to $2 million expenses paid to Green
                                                                                       Equity
                                                                                       - Failure to receive stockholder approval
                                                                                       - Material breach by FTD
                                                                                       - Failure to obtain all necessary third
                                                                                         party approvals
                                                                                    -  Up to $2 million expenses paid to FTD
                                                                                       - Material breach by Green Equity
                                                                                       - Material adverse effect on Green Equity

CSFB /                 6/17/2003       $   471        $ 1,048          6.4%         -  $25 million transaction fee and expenses up
   JOSTENS                                                                             to $5 million
                                                                                       - Termination for superior proposal

LAZARD

3